Exhibit 22


                           DOMINION RESOURCES, INC.
                        SUBSIDIARIES OF THE REGISTRANT


                                   JURISDICTION OF       NAME UNDER WHICH
NAME                                INCORPORATION        BUSINESS IS CONDUCTED

Virginia Electric and Power            Virginia           Virginia Power in
Company                                                   Virginia and North
                                                          Carolina Power in
                                                          North Carolina
Dominion Energy, Inc                   Virginia           Dominion Energy, Inc.
Dominion Capital, Inc.                 Virginia           Dominion capital, Inc.